                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      PROVIDENT CORPORATION OF PENNSYLVANIA
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         PROVIDENT AMERICAN CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 14, 1999


TO THE SHAREHOLDERS OF
PROVIDENT AMERICAN CORPORATION:

         The Annual Meeting of Shareholders of Provident American Corporation (the "Company") shall be held at 9:00 A.M., prevailing time, on Tuesday, December 14, 1999, at the Company's Executive Offices located at 2500 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes

1. To elect eight (8) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected;

2. To act upon the appointment of BDO Seidman LLP as independent public accountants for the Company for its 1999 fiscal year.

         The Board of Directors has fixed the close of business on November 1, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         A copy of the Company's Annual Report for its fiscal year ended December 31, 1998 is enclosed with this Proxy Statement.

         All shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please fill in, sign, and return the enclosed form of proxy in the envelope provided. The shareholders attending the meeting may vote in person even if they have returned a proxy.

                                             By Order of the Board of Directors,


                                             Michael F. Beausang, Jr.,


                                             MICHAEL F. BEAUSANG, JR.,
                                             Secretary

Date:  November 22, 1999


            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN
                         PLEASE MAIL YOUR PROXY PROMPTLY

                         PROVIDENT AMERICAN CORPORATION
                                 PROXY STATEMENT

                              -------------------

         This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to shareholders on or about November 22, 1999, are furnished in connection with the solicitation by the Board of Directors of Provident American Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 A.M., prevailing time, on December 14, 1999, and at any adjournment thereof at the Company's Executive Offices located at 2500 DeKalb Pike, Norristown, Pennsylvania 19401.

         Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of the proposals referred to in the Notice of Annual Meeting and for the nominees for director listed in Item 1 thereof. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company.

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or telegram. The Company, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy materials to beneficial owners.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The Company is not currently aware of any matters which will be brought before the Annual Meeting (other than procedural matters) which are not referred to in the enclosed Notice of the Annual Meeting.

         As of the close of business on November 1, 1999 (the "Record Date"), the Company had outstanding 12,944,393 shares of Common Stock, $.10 par value ("Common Stock"). All shares of Series A Cumulative Convertible Preferred Stock, $1.00 par value, ("Series A Preferred Stock"), which were outstanding were previously converted to Common Stock on September 9, 1999. A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting.

         On matters involving the election of Directors, the affirmative vote of a majority of the shares outstanding on the record date shall be the act of the shareholders. On matters relating to the appointment of the Company's auditors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall be the act of the shareholders.

         Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Common Stock

     The following table sets forth, as of October 20, 1999, the amount and percentage of the Company's outstanding Common Stock beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director; (iii) each executive officer and (iv) all officers and directors of the Company as a group.

              STOCK OWNERSHIP OF DIRECTORS, NOMINEES, AND OFFICERS

                                                                           Common Stock
                                                             ----------------------------------------
                                                             No. of Shares                   Percent
Name of                                                       Beneficially                      of
Beneficial Owner                                                Owned(1)                     Class(2)
----------------                                             -------------                   --------
Alvin H. Clemens                                              2,499,500(3)                     18.3%
         907 Exeter Crest
         Villanova, PA 19085

Michael Ashker                                                  967,200(4)(5)                   7.5%
         c/o Provident American Corporation
         2500 DeKalb Pike
         Norristown, PA 19401

Harold M. Davis                                                 165,000(6)                      1.3%
         c/o Realen
         725 Talamore Drive
         P.O. Box 2002
         Arabier, PA 19692

Francis L. Gillan III                                             7,500                        (7)
         c/o Provident American Corporation
         2500 DeKalb Pike
         Norristown, PA 19401

Henry G. Hager                                                   55,000(6)                     (7)
         7 Jorrocks Lane
         Malvern, PA 19355

George W. Karr, Jr.                                              67,000(6)                     (7)
         Karr Barth Associates, Inc.
         40 Monument Road
         Bala Cynwyd, PA 19004-1797

Edward W. LeBaron, Jr.                                           38,571(5)                     (7)
         Lynx Private Equity Partners, LLC
         2601 Fair Oaks Boulevard, Ste 150
         Sacramento, CA 95864

Douglas F. Manchester *                                         362,143(5)                      2.8%
         Manchester Resorts
         One Market Place, 33rd Floor
         San Diego, CA 92101

Theophile J. Mignatti, Jr.                                       35,000(5)(8)                  (7)
         Mignatti Companies
         2310 Terwood Drive; P.O. Box 249
         Huntingdon Valley, PA 19006-0249


P. Glenn Moyer                                                   46,100(6)                     (7)
     P.O. Box 438
     9 Main Street
     Souderton, PA 18964

Anthony R. Verdi                                                 89,974(9)                     (7)
     c/o Provident American Corporation
     2500 DeKalb Pike
     Norristown, PA 19401

All directors and officers as a group
     (16 persons for common stock)                            4,341,288(10)                    31.2%

     -----------------
*   Not standing for reelection.
     -----------------
(1)  Information furnished by directors and officers.

(2) Calculated as a percentage of outstanding shares plus each individual's options to purchase common shares (or all Directors and Officers as a group).

(3) Includes (i) options granted to Mr. Clemens to purchase an additional 253,376 shares of the Company's Common Stock at a price of $.91 per share granted pursuant to the Amended and Restated Stock Option Agreement dated as of February 27, 1989 and (ii) options to purchase 397,198 shares of Series A Preferred Stock at an option price of $3.64 per share granted to Mr. Clemens pursuant to a Stock Option Agreement dated April 1, 1993 ("1993 Stock Option") which was amended effective September 9, 1999 to restrict Mr. Clemens' right to convert any Series A Preferred Stock issued upon the exercise of the option, solely into the Company's Common Stock, and to no other class of stock. Mr. Clemens disclaims beneficial ownership of 616,000 shares of the Company's Common Stock given by him to The Mark Twain Trust in 1991 and 967,040 options to purchase additional shares of the Company's Common Stock owned by a partnership in which Mr. Clemens is a partner.

(4) The information in regard to Mr. Ashker has been derived from filings with the Securities and Exchange Commission as of the Record Date. Mr. Ashker is presently serving as President, CEO and a director of the Company and HealthAxis.com, Inc. ("HealthAxis"). Sole and shared voting power is claimed with regard to 61,000 and 901,200 shares, respectively. Sole and shared dispositive power is claimed with regard to 61,000 and 651,200 shares, respectively. See also "Certain Relationships and Related Transactions" for a description of transactions between Mr. Ashker, Lynx Capital Group, LLC and the Company. Amendment No. 1 to Schedule 13D was filed on behalf of Mr. Ashker and others on December 23, 1998, indicating that Mr. Ashker beneficially owned less than ten percent (10%) of the Company's outstanding Common Stock as of such date. The Schedule 13D is also filed on behalf of Lynx Capital Group, LLC, a California limited liability company; Van Kasper & Company, a broker-dealer and California corporation; Lynx Private Partners, L.P. and Lynx Tech Fund, L.P., both investment limited partnerships of which Lynx Capital Group, LLC, serves as investment advisor; and Lynx Healthtech Fund, L.P., which Lynx Capital Group, LLC, serves as investment advisor and manager. Each of the above entities also claims beneficial ownership of various amounts of the Company's Common Stock.

(5)  Includes options to purchase 5,000 shares of the Company's Common Stock.

(6)  Includes options to purchase 45,000 shares of the Company's Common Stock.

(7) Less than 1%.

(8) Includes 20,000 shares in the estate of his wife.

(9)  Includes an option to purchase 62,000 shares of the Company's Common Stock.

(10) Includes stock and options of all officers and directors to purchase an aggregate of 105,774 shares and 1,736,014 shares, respectively, and options granted to Mr. Clemens as described in note 3.

                                     ITEM 1

                              ELECTION OF DIRECTORS

         The Board of Directors by resolution has set the number of persons to be elected to the Board of Directors at the Annual Meeting at eight, and has designated the persons listed below to be nominees for election as Directors. All of the nominees are currently members of the Board. The Company has no reason to believe that any of the nominees will be disqualified or unable to serve if elected. However, if any nominee should become unavailable for any reason, proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy or the size of the Board may be reduced accordingly. Directors of the Company hold office for a term of one year and until their successors are duly elected.

         The names of the nominees for directors, together with certain information regarding them, are as follows:

                                      Served as      Year                    Principal Occupation for Past Five
                                       Director    Term Will                   Years and Position(s) Held with
      Name                     Age       Since      Expire                       The Company or Subsidiaries
      ----                     ---    ---------    ---------                 ----------------------------------
Michael Ashker                  46       1998        2000      Director;  President and Chief Executive Officer of the Company
                                                               since August 1999.  Chief  Executive  Officer,  HealthAxis.com,
                                                               Inc.  since 1998;  Managing  Director and Portfolio  Manager of
                                                               Lynx  Capital  Group LLC and  Managing  Member of Lynx  Venture
                                                               Partners I, LLC 1995-1998.

Alvin H. Clemens                62       1989        2000      Director;  Chairman of the Board since October  1989;  Chairman of The Executive  Committee since August 1999,  Chief Executive
                                                               Officer of the Company and  subsidiary  companies  -1989 - 1999 and President of the Company and PILIC 1993-1996;  President of
                                                               Maine National Life Insurance Company 1989-1995.

Harold M. Davis                 63       1989        2000      Director;  Chairman of the Board of Realen  Homes,  Inc.  since
                                                               1968.

Henry G. Hager                  65       1996        2000      Director;  Partner in the law firm of Stradley,  Ronon, Stevens and Young  since  1994;  President  Emeritus  of The  Insurance
                                                               Federation of Pennsylvania since June 1999.

George W. Karr, Jr.             61       1996        2000      Director;  Co-Chairman  of Karr Barth  Associates,  Inc.  since
                                                               1984.

Edward W. LeBaron, Jr.          69       1998        2000      Director;  Director of Lynx Capital  Group,  LLC since January,
                                                               1997;  Attorney and Partner,  Political  Law Group,  Pillsbury,
                                                               Madison & Sutro 1989-1994.

Theophile J. Mignatti, Jr.      63       1998        2000      Director;  Chairman  Mignatti  Enterprises  since October 1998;
                                                               President of Mignatti Venture Associates since 1989.

P. Glenn Moyer                  64       1989        2000      Director; Private Practice Attorney since 1992.


         During 1998, the Company's Board of Directors held eight (8) meetings. All Directors attended at least 75% of the aggregate meetings of the Board and the Committees on which they served.

         Messrs. Michael Ashker, Alvin H. Clemens, Francis L. Gillan III and Anthony R. Verdi are the executive officers of the Company.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors has standing an Executive/Compensation/Nominating Committee, an Audit Committee and an Option Administration Committee.

         The Executive/Compensation/Nominating Committee, on which Messrs. Clemens, Ashker, Manchester and Moyer currently serve, is appointed to act when a meeting of the full Board of Directors is not feasible, administers the Company's compensation matters, nominates directors and determines replacements for directors when membership on the Board of Directors ends prior to the expiration of a term. The Executive/Compensation/ Nominating Committee held one meeting during 1998.

         The Audit Committee is appointed to recommend the selection of the Company's auditors, review the scope and results of audits, review the adequacy of the Company's accounting, financial and operating system and supervise special investigations. The Audit Committee held two meetings in 1998. The Audit Committee is currently comprised of Messrs. Hager, Karr and Mignatti. Mr. Ashker serves as an alternate.

         The Option Administration Committee currently consists of Messrs. Clemens, Ashker, Hager, Karr, Moyer and Verdi. Any options to be granted to Messrs. Clemens, Ashker or Verdi are subject to the approval of only Messrs. Hager, Karr and Moyer, who are outside directors of the Company and as such are non employee directors. The Option Administration Committee held no meetings during 1998. A new Option Administration Committee will be appointed at the organizational meeting of the Directors following the Annual Meeting.

                              DIRECTOR COMPENSATION

         Directors who are not employees of the Company are paid a fee of $1,000 for attendance at each meeting of the Board of Directors of the Company, with no fee being paid for attendance at meetings of any of the Company's subsidiaries, and $500 for attendance at each meeting of any committee of the Board. During 1998 the Company did not grant any options to Directors.

         Mr. John T. Gillin, a director through December 17, 1998, also served as a consultant for the Company. The Company paid Mr. Gillin $143,484 in 1998 for his consulting services.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires officers, Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

         Based solely on its review of the reports received or written representations that no other reports were required, the Company believes that, for the fiscal year ended December 31, 1998, all filings required pursuant to
Section 16(a) of the 1934 Act applicable to its officers, Directors and greater than ten percent beneficial owners of the Company's Common Stock were made.

            REPORT OF THE EXECUTIVE/COMPENSATION/NOMINATING COMMITTEE

         The compensation of the Company's executive officers is generally determined by the Executive/Compensation/ Nominating Committee (the "Executive Committee") of the Board of Directors. The Executive Committee is comprised of Messrs. Clemens, Ashker, Moyer and Manchester. The following is the report with respect to certain compensation paid or awarded to the Company's executive officers during 1998 and is furnished by the directors who comprise the Executive Committee.

General Policies

         The Company's compensation programs are intended to enable the Company to attract, motivate, reward, and retain the management talent required to achieve aggressive corporate objectives in a highly competitive industry, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the development of the Company's executive compensation program includes a competitive base salary, coupled with a cash incentive bonus which is based upon the Company's business, primarily in the achievement of pre-determined financial goals. In general, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by objective standards over one or more years.

Relationship of Compensation to Performance

         As a person's level of responsibility in the Company increases, a greater portion of potential total compensation opportunity is shifted to performance incentives. The total of salary and bonus is intended to provide cash compensation, which is competitive in a mid-range when performance meets goals.

         The overall salary range structure is maintained at a mid-range competitive level to attract and retain the highest caliber of employees. Individual salary rates are based on the salary range for the position as well as the length of service, quality of performance in that position, and other key factors.

         The performance-based incentive initially requires that earnings generate sufficient funds to establish a bonus pool. Target bonus opportunities are established for each position level. The level of each employee's bonus is based on achievement for that year of corporate objectives, which the Company believes correlate to shareholder value and support the strategic goals of the Company. The compensation of the Chief Executive Officer is determined by the Executive Committee utilizing compensation parameters of the insurance industry.

Policy with Respect to Section 162(m) of the Internal Revenue Code

         Generally, Section 162(m) of the Internal Revenue Code, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers during any taxable year, excluding, among other things, certain performance-based compensation. The Executive Committee intends to evaluate the level of compensation and the importance to the Company of qualifying for the performance-based exclusion with respect to options having an exercise price of not less than the fair market value of the Common Stock on the date of grant. The Executive Committee will also continually evaluate to what extent Section 162(m) will apply to its other compensation programs.

Executive Committee Interlocks and Insider Participation

         Mr. Clemens, the Company's Chairman of the Board, and Mr. Ashker, the President and Chief Executive Officer of the Copmany are both members of the Executive/Compensation/Nominating Committee. However, neither of them votes upon any matters relating to the compensation, fringe benefits, or with respect to the granting of any stock options to either of them.

Certain Relationships and Related Transactions

         The Company made a loan to Alvin H. Clemens, then Chairman and Chief Executive Officer of the Company in the original principal amount of $300,000, collateralized by 100,000 shares of the Company's Common Stock owned by Mr. Clemens and evidenced by a Promissory Note dated April 8, 1996, which was repayable together with interest at the rate of 5.33% per annum on or before April 8, 1999. The Promissory Note was amended effective April 8, 1997 to increase the principal balance from $300,000 to $600,000, to change the interest rate from 5.33% to 5.75%, to change the repayment terms so that the Promissory Note shall be repayable interest only for two years, with the entire principal balance, together with all accrued interest, due and payable on April 8, 1999, and to increase the collateral from 100,000 shares of the Company's Common Stock, $.10 par value, to 128,478 shares. The Promissory Note was subsequently amended on March 24, 1999 whereby Mr. Clemens repaid $50,489 of accrued interest and the repayment date for the principal was extended to April 8, 2000. Mr. Clemens repaid the loan and all indebtedness to the Company on September 29, 1999.

         The Company made a loan to John T. Gillin, a prior Director of the Company in the original principal amount of $140,900, collateralized by 20,000 shares of the Company's Common Stock owned by Mr. Gillin and evidenced by a Promissory Note dated April 2, 1996, as amended by an Amendment to Promissory Note dated June 20, 1996, and a Second Amendment to Promissory Note dated February 1, 1997. The Promissory Note was amended effective as of April 30, 1997 for the purpose of changing the repayment terms of the Gillin Note and to increase the collateral to include Mr. Gillin's option to purchase 25,000 shares of the Company's Common Stock, $.10 par value, dated July 16, 1996. Mr. Gillin repaid the loan and all indebtedness to the Company on January 31, 1999.

         The Company's Secretary and General Counsel, Michael F. Beausang, Jr., is a partner/shareholder in the law firm of Butera, Beausang, Cohen & Brennan ("BBC&B"). The Company paid legal fees of approximately $332,000 to BBC&B in 1998.

         Michael Ashker, who has served as President and Chief Executive Officer of the Company since August 16, 1999, is also a member of the Board of Directors of the Company. Mr. Ashker also serves as President, Chief Executive Officer, and Director of HealthAxis.com, Inc., one of the Company's subsidiaries. Mr. Ashker is the managing director of Lynx Capital Group, LLC., a California limited liability company, Lynx Capital Group, LLC serves as an investment advisor to and manager of Lynx Tech Fund, L.P. Each of the entities described in this paragraph also claims beneficial ownership of various amounts of the Company's Common Stock.

         Effective March 31, 1998, the Company entered into a Consulting Agreement with Lynx Capital Group, L.L.C., a California corporation (the "Consultant") of which Mr. Ashker is the managing director, which provides for retention of Lynx as a consultant with respect to the development and marketing of health insurance products over the Internet and the establishment of a web site for the Company. The Consulting Agreement was amended effective July 1, 1998 to terminate the compensation and option provisions, to acknowledge the completion by the Consultant of certain undertakings, and to approve the granting of 400,000 options to purchase shares of the Company's Common Stock in a blended option exercise of $4.5166 per share, and unless sooner exercised, to terminate on November 13, 2001.

         As of November 13, 1998, Lynx Private Equity Partners I, LLC., of which Mr. LeBaron is the Managing Director, purchased 250,000 shares of the Company's Common Stock. As a part of that transaction, the Company informally agreed to nominate Messrs. Ashker and LeBaron to be elected as Directors of the Company at all meetings of shareholders held before December 31, 1999.

         InterHotel Company, Ltd., of which Douglas F. Manchester is a principal, purchased 357,143 shares of the Company's Common Stock on November 13, 1998. As a part of that transaction the Company agreed to nominate Mr. Manchester to be elected as a Director of the Company at the 1998 Annual Meeting of Shareholders. Mr. Manchester is not standing for re-election.

         In keeping with the Company's announced objective to eliminate all risks and liabilities arising as a result of the ownership and operation of an insurance company engaged in the underwriting of medical insurance policies, the Company entered into the following agreement.

         In August, 1999 the Company entered into a definitive agreement (the "Stock Purchase Agreement") to sell its insurance subsidiary, Provident Indemnity Life Insurance Company ("PILIC"), to Provident's Chairman, Alvin H. Clemens. Under the terms of the agreement, the Company will sell all of the issued and outstanding shares of the common stock of PILIC to AHC Acquisition, Inc. ("AHC"), a newly formed Pennsylvania business corporation, all of the stock of which is owned by Mr. Clemens. The transaction is subject to the approval of the boards of directors of all parties to the transaction (which has occurred), the shareholders of the Company, the Pennsylvania Department of Insurance (which has occurred), as well as the receipt by the Board of the Company of a fairness opinion and financing (which has occurred). The First Amendment to Stock Purchase Agreement was executed on October 27, 1999 and removed the requirement for the Company's shareholders to approve the transaction.

         The Board of Directors of the Company has received the opinion of Advest, Inc., a subsidiary of The Advest Group, Inc., dated October 20, 1999 (the "Opinion"). The Opinion cites the financial terms of the transaction, as defined in the Opinion, and notes that the PILIC shares proposed to be purchased by AHC will continue to be subject to the Stock Pledge Agreement dated December 29, 1998 by the Company in favor of Reassurance Company of Hannover. The Opinion further discusses the information which was reviewed in arriving at the Opinion, which includes a number of agreements between the Company and other persons, and various reports made by the Company on Forms 10-K and 10-Q for the calendar years 1997, 1998 and for the period ended June 30, 1999, together with statutory financial statements and related footnotes of PILIC for the years ended December 31, 1996, 1997, 1998, and the quarterly statement as of June 30, 1999. The Opinion concludes that the financial terms of the transaction are fair, from a financial point of view, to the Company and its shareholders.

         The terms of the Stock Purchase Agreement require the Company to purchase PILIC's home office building for $4.7 million and the Company to purchase 545,916 shares of HealthAxis Stock at a purchase price equal to $4.71 per share plus interest at the rate of 8% per annum thereon from the date of acquisition of such shares by PILIC through the date of such sale. The difference between the $14.7 million required payment amount and the sum of purchase price of the building and the HealthAxis Stock will be a capital contribution from the Company to PILIC to be paid at or before closing. In addition, the terms of the Stock Purchase Agreement require the Company to transfer 100,000 shares of the HealthAxis Stock to AHC together with registration rights previously granted to PILIC to AHC. The terms of the Stock Purchase Agreement further require the Company to assume all of PILIC's employees and related employee obligations and that PILIC shall have no employees at closing. The Company anticipates entering into an employee leasing arrangement with PILIC whereby PILIC will reimburse the Company for the Company's out of pocket employee costs related to services provided on PILIC's behalf. The Stock Purchase Agreement provides that any cost associated with the termination of certain executives along with certain taxes incurred by PILIC prior to the effective date in connection with any of the transactions contemplated in the Stock Purchase Agreement shall be borne by the Company. Pursuant to the Stock Purchase Agreement closing is to occur on or before December 31, 1999. The Stock Purchase Agreement further requires the Company to lease to PILIC office space, furniture and equipment for a period of up to one year at no cost.

         The Stock Purchase Agreement includes various warranties, representations, covenants and conditions, including but not limited to certain non-compete and non-solicitation agreements with AHC regarding the future sale of health insurance products for a three-year period commencing on December 31, 1998 by licensed insurance agents of PILIC. Notwithstanding the foregoing, HealthAxis, and its affiliates (as defined therein) may freely solicit the sale of and distribute health and all other types of insurance products on behalf of any person or entity through Internet websites, or other means of electronic commerce, including but not limited to, sales of such products on behalf of PILIC or AHC pursuant to the Individual Medical Products Carrier Partner Agreement among PALHIC, and HealthAxis dated December 29, 1998 and the Carrier Partner Agreement among PALHIC and HealthAxis dated December 14, 1998.

         Upon the Company's fulfillment of its obligations to PILIC prior to the closing, together with the completion of the closing, the Company will have no liability with respect to the future of PILIC's insurance business, capital and surplus, and business operations, except for the liability of the Company and its successors under the Company Guaranty Agreement with the Reassurance Company of Hannover ("RCH"), the Stock Pledge Agreement with RCH, the Provident American Life and Health Insurance Company ("PALHIC") Purchase Agreement together with the ceding commission liability recorded on the Company's books in connection with agreements with RCH and the Company's obligation to lease to PILIC office space, furniture and equipment.

         During the second quarter of 1999 the Company announced that it was pursuing the sale of PILIC and attempted to negotiate a sale with a non-affiliated third-party buyer but such efforts were unsuccessful. The Company believes that the terms of the sale of PILIC to AHC are comparable to those terms that would be negotiated between the Company and a non-affiliated third-party buyer.

         On November 15, 1999 the Commonwealth of Pennsylvania's Department of Insurance (`the Department") approved the Company's sale of PILIC to AHC. The Department's approval is contingent upon the following conditions; 1) AHC shall provide copies of the closing documents within five business days of the closing, 2) AHC or PILIC shall provide an accounting for reinsurance relative to the preneed, final expense and other life insurance business of PILIC within five days after the consummation of agreements for the reinsurance, 3) PILIC shall settle all inter-company receivable and payable balances with the Company within thirty days from closing. The Company anticipates that all conditions will be satisfied and that the sale of PILIC will close as soon as practical but no later than December 31, 1999. The Company anticipates settling all inter-company receivable and payable balances with PILIC along with PAMCO's payment of $14.7 million to PILIC for PAMCO's purchase of PILIC's home office building, PAMCO's purchase of 545,915 shares of HealthAxis.com, Inc. Series A Preferred Stock and PAMCO's capital contribution to PILIC at closing.

         The Company, as of September 30, 1999, has recorded a loss of $9,528,000 in connection with the sale of PILIC which includes a write-off of unamortized deferred policy acquisition costs, property plant and equipment and certain other assets in the amount of $1,128,000 together with a deferred loss on the sale of the PILIC liability from the sale of PILIC representing the required capital contribution and the value of the Series A Preferred Stock to be transferred to AHC, net of liabilities already recorded.


                             EXECUTIVE COMPENSATION

Employment and Other Agreements

         Effective February 19, 1997, the Company and Mr. Clemens entered into a new employment agreement ("Agreement") which replaced Mr. Clemens' prior Employment Contract dated as of January 1, 1993. Pursuant to the Agreement, Mr. Clemens was employed as Chief Executive Officer of the Company for a five-year term ending December 31, 2002 (the "Term"), and unless otherwise terminated, the Term shall automatically be extended at the end of each year after December 31, 1997, in order that at all times, on each December 31st during the duration of the Agreement, there shall be an unexpired five-year term. The employment agreement was amended on July 28, 1999 to change Mr. Clemens' executive position to Chairman of the Board of Directors and Chairman of the Executive/Compensation/Nominating Committee. Mr. Clemens was paid a base salary in 1998 of $417,453, plus an annual cost of living increase, and such additional incentive or bonus compensation as shall be deemed appropriate from time to time by the Board of Directors of the Company. The Agreement further provides for group life, health, disability, major medical, and other insurance coverages for Mr. Clemens and his family, and upon termination, provides termination benefits which include the provision of health insurance for Mr. Clemens and his spouse for life, a salary benefit of five times base salary in the event of Mr. Clemens' death, disability, or termination without cause, and includes certain restrictions on Mr. Clemens competition and disclosure of confidential information, along with options to purchase 50,000 shares of the Company's Common Stock granted under the Company's non-Qualified Option Plan for Directors and the 1996 Employee Incentive Stock Option Plan. Pursuant to a legally binding letter agreement dated September 9, 1999 between the Company and Mr. Clemens, which will be followed-up by a definitive agreement, the Company agreed to pay Mr. Clemens $650,000 and Mr. Clemens agreed to: (1) assign his rights to acquire additional shares pursuant to the March 10, 1997 agreement to the Company; (2) convert 550,000 shares of Series A Preferred Stock of the Company into the Company's Common Stock; (3) assign his right in and to a number of options to purchase 202,802 shares of the Company's Common and Preferred Stock to the Company; and (4) amend the option to purchase 500,000 shares of the Company's Preferred Stock to eliminate the right to convert such shares to any class of securities of the Company, other than the Company's Common Stock.

         Mr. James Bowles was employed as President of the Company pursuant to an Amended and Restated Employment Contract (the "Employee Contract") dated as of November 7, 1996 for a term commencing as of October 1, 1996, through December 17, 1998, which provided for a base salary of $195,000, with an annual cost of living increase, and such additional incentive or bonus compensation and certain insurance and other fringe benefits as shall be deemed appropriate from time-to-time by the Executive Committee or the Board of Directors of the Company. The Employment Contract terminated on December 17, 1998. Mr. Bowles left the employment of the Company on December 28, 1998 as part of the transactions with Central Reserve Life Insurance Company.

Option Modifications

         In connection with stock options granted on August 16, 1996 under the 1996 Employee Stock Option Plan, the Option Administration Committee approved and the Board of Directors, on March 13, 1998, ratified the modification of these options by reducing the option exercise price from $10 to $5 per share, provided the employee elected to reduce the number of options granted by 50%. The grant of options under the Plan is intended to motivate executives and key employees to increase stockholder value. A decline in the Company's stock price from August of 1996, the date of the initial grant of options, to March of 1998 reduced the value of options granted to employees and consequently the motivational value the options provided to the employees. In order to provide incentive to employees the Board allowed the option holders, at their election, to reduce the option exercise price by 50% and reduce the number of options granted by 50%. Mr. Clemens and Mr. Verdi elected to reduce the price and number of options previously granted to them. The exercise price of Mr. Clemens' options was reduced from $11 to $6. Options continue to vest 20% a year in accordance with the terms of the original option grant.


------------------------------------------------------------------------------------------------------------------------------

                                                                                                               Length of
                                                           Per Share         Per Share                       Original Term
                                         Number of       Market Price     Exercise Price                      Remaining at
                                          Options         At Time Of        At Time of      New Exercise        Date of
          Name                Date     Repricing (1)     Repricing (2)       Repricing         Price           Repricing
                                       -------------     -------------       ---------         -----           ---------

------------------------------------------------------------------------------------------------------------------------------
Alvin H. Clemens            3/13/98        25,000           $3.875            $11.00           $6.00           3.5 years
   Chairman
------------------------------------------------------------------------------------------------------------------------------

Anthony R. Verdi            3/13/98        25,000           $3.875            $10.00           $5.00           3.5 years
   Chief Operating
   Officer
------------------------------------------------------------------------------------------------------------------------------

(1) The original option grant represented 50,000 shares of which 25,000 were cancelled and 25,000 were repriced as a result of the employee's election for both Mr. Clemens and Mr. Verdi.

(2) Closing price of the Company's common stock on March 13, 1998.

         The following three tables show information relating to the Chairman of the Board, President and Chief Executive Officer and the most highly compensated executive officers during the calendar years specified therein:

                                            SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------------

                                                                                  Long-Term Compensation
--------------------------------------------------------------------------------------------------------------------------------

                             Annual Compensation                                 Awards            Payouts
--------------------------------------------------------------------------------------------------------------------------------

          (a)               (b)       (c)         (d)          (e)          (f)         (g)           (h)             (i)
                                                                                                   Long Term
                                                                         Restricted  Securities    Incentive
        Name and                                          Other Annual     Stock     Underlying       Plan         All Other
       Principal                     Salary      Bonus    Compensation   Award(s)     Options       Payouts     Compensation(3)
      Position(1)          Year       ($)         ($)          ($)          ($)         (#)           ($)             ($)
--------------------------------------------------------------------------------------------------------------------------------
Michael Ashker, (7)        1998      61,226        -         80,000          -      991,000 (2)        -               -
CEO and President of       1997        -           -            -            -           -             -               -
the Company and            1996        -           -            -            -           -             -               -
HealthAxis

--------------------------------------------------------------------------------------------------------------------------------

Alvin H. Clemens,          1998     413,896        -            -            -      309,000 (2)        -            17,714
Chairman of the Board      1997     417,453     305,850         -            -          (8)            -            18,288
                           1996     386,662        -            -            -           -             -            15,748
                                                                                     50,000 (6)
                                                                                        (8)
--------------------------------------------------------------------------------------------------------------------------------

James O. Bowles(4)         1998     196,050        -         66,127          -      (10,000)           -             4,188
Former President           1997     195,000        -         64,945          -           -             -               -
                           1996     130,000        -            -            -      125,000            -               -
--------------------------------------------------------------------------------------------------------------------------------

William C. Fay III         1998     121,459     174,696         -            -           -             -             4,000
Former Sr. Vice            1997     125,625     177,386         -            -       50,000            -             4,000
President                  1996     111,958     173,570         -            -      160,000            -             3,080
Sales
--------------------------------------------------------------------------------------------------------------------------------

Benedict Iacovetti (5)     1998     155,749        -            -            -      100,000            -               -
Former HealthAxis          1997        -           -            -            -           -             -               -
Chief Financial Officer    1996        -           -            -            -           -             -               -
--------------------------------------------------------------------------------------------------------------------------------

Anthony R. Verdi,          1998     151,392        -            -            -           -             -            10,144
COO                        1997     151,335        -            -            -           -             -             9,295
                           1996     128,072        -            -            -       50,000 (6)        -            10,406
--------------------------------------------------------------------------------------------------------------------------------

(1) Includes Chairman of the Board, President and Chief Executive Officer and the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.
(2)  Includes an option to purchase HealthAxis shares.
(3) Includes for 1998, 1997 and 1996, respectively, (a) Company contributions to savings plan (Mr. Clemens $4,000, $4,000 and $3,750; Mr. Bowles $4,188; Mr. Fay $4,000, $4,000 and 3,080; Mr. Verdi $3,317, $3,595 and $3,150), and
     (b) automobile expense allowances (Mr. Clemens $11,280, $11,998 and $11,998; and Mr. Verdi $5,700, $5,700 and $7,256).
(4) Mr. Bowles ceased being President of the Company, PILIC and PALHIC on December 17, 1998 as a result of the transactions with Central Reserve Life Insurance Company.
(5) Mr. Iacovetti joined the Company on December 22, 1997 as Chief Financial Officer and Treasurer. He held this position through August 12, 1998, at which time he became Chief Financial Officer for HealthAxis through March 19, 1999. Mr. Iacovetti left HealthAxis on April 28, 1999.
(6) A grant of options in 1996 was reduced during 1998 to reflect an election taken to reduce 50,000 shares to 25,000 shares at a price half the initial grant.
(7) Mr. Ashker joined HealthAxis as President and CEO on April 1, 1998 and became President and Chief Executive Officer of the Company in August, 1999.
(8)  The grants to Mr. Clemens were terminated during 1999.

             Provident American Corporation and HealthAxis.com, Inc. Aggregate Option Exercises in 1998 and Year-End Values

----------------------------------------------------------------------------------------------------------------------------

                                                                                        Number of            Value of
                                                                                       Underlying          Unexercised
                                                 Shares                                Unexercised         In-the-Money
                                                Acquired              Value              Options            Options at
                  Name                         On Exercise           Realized          At 12/31/98         12/31/98 ($)
----------------------------------------------------------------------------------------------------------------------------
                   (a)                             (b)                 (c)                 (d)                 (e)
----------------------------------------------------------------------------------------------------------------------------
Alvin H. Clemens
Chairman of the Board
    Exercisable (1)                                 0                   $0                 35,000            $62,500
    Unexercisable                                                                          15,000            $56,250
    Exercisable (HealthAxis) (2)                    0                   $0                309,000           $811,527
    Unexercisable (HealthAxis)                                                                  0                 $0

----------------------------------------------------------------------------------------------------------------------------
Michael Ashker
CEO and President of the Company and
HealthAxis
    Exercisable (HealthAxis)                        0                   $0                991,000         $2,602,663
    Unexercisable (HealthAxis)                                                                  0                 $0

----------------------------------------------------------------------------------------------------------------------------
James O. Bowles
Former President
    Exercisable                                     0                   $0                 85,000            $56,250
    Unexercisable                                                                          30,000                 $0

----------------------------------------------------------------------------------------------------------------------------
William C. Fay III
Former Sr. Vice President, Sales
    Exercisable                                  35,000              $231,875              71,000           $191,250
    Unexercisable                                                                         104,000           $357,500

----------------------------------------------------------------------------------------------------------------------------
Benedict J. Iacovetti
Former HealthAxis - CFO
    Exercisable                                     0                   $0                 20,000           $145,600
    Unexercisable                                                                          80,000           $582,400

----------------------------------------------------------------------------------------------------------------------------
Anthony R. Verdi
COO
   Exercisable                                      0                   $0                 47,000           $249,500
   Unexercisable                                                                           25,000           $108,750

----------------------------------------------------------------------------------------------------------------------------

(1) As of December 31, 1998 the above excludes non-compensatory stock options to purchase 1,253,376 shares of common stock at $0.9091 issued to Mr. Clemens in 1989 of which Mr. Clemens disclaims beneficial ownership of 967,040 shares owned by a partnership of which Mr. Clemens is a partner; excludes an option to purchase 397,198 shares of Series A Cumulative Preferred Stock at $3.64 issued on April 1, 1993 in connection with the purchase by Mr. Clemens of other shares of Preferred Stock at such time.

(2) Mr. Clemens option to purchase HealthAxis shares has since been terminated by mutual agreement.

             Provident American Corporation and HealthAxis.com, Inc.
                              Option Grants in 1998

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   Potential Realizable Value
                            Number of      % of Total                                At Assumed Annual Rates
                            Securities      Options      Exercise                   Of Stock Appreciation for
                             Options       Granted to     Price      Expiration            Option Term           Alternative to
          Name               Granted       Employees     $/Share        Date           5%             10%           f & g (1)
---------------------------------------------------------------------------------------------------------------------------------

          (a)                  (b)            (c)          (d)          (e)            (f)             (g)             (h)
---------------------------------------------------------------------------------------------------------------------------------
Alvin H. Clemens          309,000 (2)(3)     15.79%       $1.77       7/13/08        $151,107       $333,906         $11,124
Chairman

Michael Ashker            991,000 (3)        50.65%       $1.77       7/13/08        $484,617      $1,070,877       $356,676
President and CEO of
the Company and
HealthAxis

Anthony R. Verdi               (2)
COO
---------------------------------------------------------------------------------------------------------------------------------

(1) Based on the Black-Scholes option pricing model assuming: 0% dividend yield, no adjustments for forfeitures and the following expected stock volatility, length of time for exercise and risk free interest rate: 57.208%, five years and 4.5%, respectively.

(2) Election was taken in 1998 by officer, open to all 1996 Employee Stock Option Plan option recipients, to reduce previously granted shares by half at a price half the initial grant price. The previous grant was amended to reduce the number of options from 50,000 to 25,000 and reduce the exercise price from $11.00 to $6.00 for Mr. Clemens and $10.00 to $5.00 for Mr. Verdi; the vesting provisions remain unchanged. The time remaining on the options on March 13, 1998 (the date of amendment) was approximately 8.5 years.

(3) Granted under the HealthAxis.com, Inc. 1998 Stock Plan to purchase HealthAxis common stock, the grant to Mr. Clemens has since been terminated by mutual agreement.

Performance Graph

         The following graph compares the yearly percentage change in cumulative total return (change in the year-end stock price plus reinvested dividends) to the Company's shareholders against the cumulative total return of the NASDAQ Market Index and the Peer Group Index (Media General Financial Services, Inc., Industry Group 430 - Life Insurance & Group 431 - Accident/Health Insurance) for the five years beginning January 1, 1994:

                     Compare 5-Year Cumulative Total Return
                      Among Provident American Corporation
                    NASDAQ Market Index and MG Group Indexes


500 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
450 |-------------------------------------------------------------------------|
    |                                           @                             |
    |                                                                         |
400 |-------------------------------------------------------------------------|
    |                                                                    %    |
    |                                                                         |
350 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                     @   |
300 |-------------------------------------------------------------------------|
    |                                                        %            *   |
    |                                                                         |
250 |-------------------------------------------------------------------------|
    |                                 @                                       |
    |                                                        *            #   |
200 |-------------------------------------------------------------------------|
    |                                                        #                |
    |                                             %                           |
    |                                             *                           |
150 |-------------------------------------------------------------------------|
    |                                             #                           |
    |                                 %                                       |
    |                  *              *                                       |
    |                  %              #                                       |
100 |---@%#*------------------------------------------------------------------|
    |                  #                                                      |
    |                  @                                      @               |
 50 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
  0 |-------------|-----------|-----------|------------|------------|---------|
          1993        1994         1995         1996        1997        1998


    @ Provident American Corp
    # Accident/Health Insurance
    % Life Insurance
    * NASDAQ Market Index



                    Assumes $100 Invested on January 1, 1994
                           Assumes Dividend Reinvested
                       Fiscal Year Ended December 31, 1998

                                     ITEM 2

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The following resolution concerning the appointment of independent auditors will be offered at the meeting:

              "RESOLVED, That the appointment by the Audit Committee of the Board of Directors of the Company of BDO Seidman LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1999 is hereby ratified and approved."

       BDO Seidman LLP has been auditing the accounts of the Company and its subsidiaries since December 1997. In recommending the approval by the shareholders of the appointment of that firm, the Board of Directors is acting upon the recommendation of the Audit Committee. A representative of BDO Seidman LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

         The Company has enclosed its Annual Report to Shareholders for the year ended December 31, 1998 with this Proxy Statement. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                           ANNUAL REPORT ON FORM 10-K

         Upon the written request of any beneficial owner of the Company's Common Stock, the Company will provide, without charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules) for the year ended December 31, 1998. A list of exhibits to the Annual Report will also be provided, and copies of such exhibits will be furnished upon request. Requests should be directed to Deidre Holt, Investor Relations, Provident American Corporation, 2500 DeKalb Pike, P. O. Box 511, Norristown, Pennsylvania 19404-0511 or by phone (610) 275-3800.

                              SHAREHOLDER PROPOSALS

         Pursuant to recent amendments to the proxy rules under the Exchange Act, the Company's shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2000 Annual Meeting of Shareholders (the "1999 Meeting") will be February 15, 2000. As to all such matters which the Company does not have notice on or prior to February 15, 2000 discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2000 Meeting to vote on such proposal. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Company's proxy materials related to the 2000 Meeting. A stockholder proposal regarding the 2000 Meeting must be submitted to the Company at its office located at 2500 DeKalb Pike, Norristown, Pennsylvania 19401, by March 15, 2000 to receive consideration for inclusion in the Company's 2000 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.




                                             By Order of the Board of Directors.

                                             MICHAEL F. BEAUSANG, JR.



                                             Michael F. Beausang, Jr.
                                             Secretary
Date: November 22, 1999